SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

HPC POS SYSTEM, CORP.
c/o House of Mohan Corporation

6605 13th Place, N.W., 		   20012
Washington, D.C.		(Zip Code)
(Address of principal
executive officers)

202-397-2435
(Registrants telephone number, including area code)

NEVADA	              333-149188	   26-0857573
(State or other	   (Commission	   (IRS Employer.
jurisdiction	   File No.)	   Identification
of		   Number
incorporation)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]	Written communications pursuant to Rule 425 under the Securities
 Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange
 Act (17 CFR 240.14a-12(b))
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b)
 under the Exchange Act (17 CFR 240.14d-	2(b))

[  ]	Pre-commencement communications pursuant to Rule 13e-4(c)
 under the Exchange Act (17 [CFR 240.13e-	4(c))

Section 8 Other Events Item type 4.02 filing.

HPC POS SYSTEM will agree with Thomas M. O Neal of PMB
Helin Donovan, LLPs (PMB) reason for resigning which was stated in their Exhibit 16 letter for the independent accountant as a response to HPC POS System Corp 8-K filed on October 19, 2012.

As stated, Mr. Coles represents HPC POS System, Corp. (DBA House of Mohan Corporation), and was responsible for final approval of all financial and management disclosure information.

It is true that Mr. Coles had prior knowledge pertaining to debt instruments not previously presented to PMB. Mr. Coles was convinced that two notes out of three needed to be properly added, and one was not applicable to HPC, but required further review to exclude any potential links to HPC.

We also agree that the notes could have been interpreted as a misrepresentation of the facts for prior financial statements.

Even with the positions taken by the company independent accounting firm, PMB should have at minimum reviewed and conducted an evaluation to assist in determining the validity of each note.

HPC executed a resolution to conduct a full review for each note to determine if any or any amounts of the promissory convertible notes should be assumed by HPC as a payable. We made two attempts requesting PMB to assist in providing any supporting information.

Unfortunately, PMB would not conference nor entertain any detailed discussions with HPC management.

Once it was clear that PMB was disinterested in an unfavorable way with HPC, we attempted to obtain detailed historical financial data from PMB to import into our accounting system. Mr. ONeal requested $15,000 to dump a data file in the accountant format for QuickBooks.
This was not acceptable by any standard recourse to satisfy the request, and was overpriced for the level of effort it would require to produce the needed data.

After two efforts to re-establish communication, we accepted the resignation of PMB, and regrettably filed the 8-K on October 19, 2012 as directed by Mr. O Neal on October 6, 2012. HPC conducted a detailed review of the pending debt as requested in a resolution. We did substantiate that one of the Notes was a personal loan to Mr. Coles, and not accepted by HPC management.

The other two notes in question warrant further investigation and Mr. O Neals October 19, 2012 assistance would have helped in confirming how to match up cash deposits and support rewriting incorrect statements in the notes for the financials, and to accurately transfer accounting numbers from the journal edger provided to PMB onto the 10-Q s for June 30, 2012, which should have been on the December 31, 2011 and March 30, 2012 filings as well.

This was one of the reasons why Mr. Coles refused to authorize
Counselor-At-Law Gary B. Wolff to submit the June 30, 2012 10-Q which was
Based on the premise that two loans were legitimate promissory notes and were Not assigned correctly in the first quarter 10-Q ending on December 30, 2011, and repeated as a statement on March, 30, 2012, and was going to be repeated in the third quarter 10-Q and thus required correction. The statement below represents the incorrect statement as follows:

In October 2011, the company sold 2,000,000 shares of its common stock to three individuals for an aggregate of $52,000. It also issued 350,000 shares of its common stock to the same three individuals for services. The company recorded expenses of $12,250 for the shares issued for services.

The correction will read as follows:

In October 2011, the company issued 2,000,000 shares as a pre-sale of its
 Common stock to two individuals, with the promise to be paid for at a later date, which is a pending receivable for shares offered at $.025 per share.

In October 2011, the company also issued 350,000 shares of its common Stock to three individuals at $.035 per share. The company recorded expenses of $12,250 for the shares issued for services. The recordable to financial is an aggregate of $45,250.00.

In November 2011, a cash deposit of $33,000 was entered as a cash loan for a convertible promissory note to a minority shareholder who also received 300,000 shares of common stock as compensation for bringing additional investors to HPC.

Plus adding in NOTE 4 COMMON AND PREFERRED STOCK.
On November 18, 2011, the company issued to Deborah D. Colley a convertible note for the payment amount of $10,000 as the principle balance, which is convertible upon its maturity date as an executable convertible promissory note.

On December 16, 2011, the company issued to Daryl L. Mackey a convertible Note for the amount of $33,000 as the principal balance, which is convertible upon its maturity date as an executable convertible promissory note.

The above corrections are now recorded as five separate transactions as the required adjustments in the June 30, 2012 third quarter 10-Q which is ready for filing, with notes explaining the adjustments.

It is in HPC management s opinion that these events required explanations, and does not present unfavorable conditions or a material impact which would result in an investors inability to determine how to review historical changes in HPC stock prices, news, and market opinions to prevent a sound judgment on whether or not to invest in HPC by using previous financial data. It is also in our opinion that the adjustments are not uncommon in financial reporting.

Notably, PMB could have made the adjustment in the June 30, 2012 reports by reassigning where the specific dollar transactions needed to be made, and assisting HPC in providing clear and concise notes to rewriting the comments and item sections reflecting the changes.

These corrections would have required minimum effort.

In our opinion, the financial reports (after conducting a detail review), are not grievously Inaccurate and provide a reliable baseline as unaudited financials.
If PMB had taken the time to comprise with Mr. Coles, the facts would show that their resignation was unjustified.
PMB s resignation demonstrated a lack of interest in working directly with Mr. Coles, and shows the trusted relationship was with Counselor-At-Law Gary B. Wolff and his assistant Edward Heil. We believe the motivation for PMB Helin Donovan, LLPs resignation was greatly influenced by Counselor-At-Law Wolff s resignation, and because of the difficulty HPC was having in paying for costly services in a timely manner. Delays in filing on-time reflected poorly on PMBs integrity with management and the consultants, and supported the reason for a quick withdrawal as the independent accountant as derived from the timelines from receiving the notes and their resignation on October 6, 2012.

Item 9.01 Financial Statements and Exhibits.

Exhibits -None

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

November 12, 2012

HPC POS SYSTEM, CORP.

(Registrant)

/s/ Melvin W. Coles

By: MELVIN W. COLES, PRESIDENT